United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 23, 2009	000-52631
Date of Report (Date of earliest event reported)	Commission File Number

ENERGY HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	52-2404983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2101 N.W. Boca Raton Blvd, Suite 1, Boca Raton, FL  33431
 (Address of Principal Executive Offices) (Zip Code)

(561)445-6531
(Registrant’s telephone number, including area code)

Green Energy Holding, Inc.
 (Former name or former address if changed since the last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Directors

On October 23, 2009, the Board of Directors appointed H.R.H. Prince Abdullah bin Bandar bin Abdulaziz al Saud as a new independent director of Energy Holdings International, Inc.

His Royal Highness Abdullah bin Bandar bin Abdulaziz Al-Saud is one of the Kingdom of Saudi Arabia’s youngest entrepreneurs.  He serves as Chairman of the Board of Directors of the following companies including:

•	Since 2007, Arabia Markets Agency, a Saudi advertising agency that designs and distributes Kingdom Market-s one of the major free advertising newspapers in the Kingdom of Saudi Arabia;

•	Since 2007, Support Services Establishment, a provider of various commercial and industrial operations and maintenance to hotels, as well as to civil and private security sectors;

•	Since 2006, Sands Horizons, a marketing and distributing agency for environmentally friendly products for safe fire fighting;

•
Since 2008, Interactive Applications Establishment, a service delivery establishment providing full-service technology solutions to the private and governmental sectors in the Kingdom of Saudi Arabia; and Albilad Solutions, a consulting and recruitment company;

Additionally, since 2007, His Royal Highness has been a member of the Board of Directors and Acting Chair of Aqarwamlak, a property management and developer of all types of real state properties.

HRH Prince Abdullah al Saud has no direct family relationships any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Currently, none of the Company’s directors receive any compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 23, 2009		ENERGY HOLDINGS INTERNATIONAL, INC.

	By:	/s/ John Adair
John Adair, Chief Executive Officer